                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 0-19471 of Coach Industries Group Inc. on Form S-8 of our report dated March 26, 2003, (which report expresses an unqualified opinion and includes an emphasis paragraph relating to going concern uncertainty), appearing in the Annual Report on Form 10-KSB of Searchhound.com, Inc. and subsidiaries as of and for the year ended December 31, 2002.



We also consent to the reference to us under the caption "Experts" in this Registration Statement.



(Signed manually)


/s/ Pickett, Chaney & McMullen LLP
Overland Park, Kansas
August 28, 2003